UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2014

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.
On December 3, 2014, the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) approved a new employment agreement (the “Agreement”) for Timothy L. Buzby, 45, to continue to serve as President and Chief Executive Officer of Farmer Mac. The term of Mr. Buzby’s previous employment agreement expired on December 6, 2014. The Agreement provides for a term of December 7, 2014 through April 7, 2016, subject to earlier termination as provided in the Agreement. The Agreement may be renewed following the expiration of this term for successive one-year periods upon a vote of the Board.
Farmer Mac and Mr. Buzby have agreed to the following, among other things, in the Agreement:
Base Salary, Incentive Compensation, Expense Reimbursement, and Benefits.

•
Base Salary. Mr. Buzby’s annual base salary will continue to be $643,750 (Mr. Buzby’s base salary for 2014 determined by Farmer Mac’s Board Compensation Committee in February 2014), less applicable withholding for taxes and similar items. This base salary will be reviewed by Farmer Mac periodically and may be modified in the sole discretion of the Board or the Compensation Committee of the Board.

•
Incentive Compensation. Mr. Buzby will be eligible for an annual incentive salary payment with a target of 80% of his base salary in respect of work performed by Mr. Buzby during the preceding calendar year, or portion thereof.

•
Long-Term Incentive Compensation. Mr. Buzby will be eligible to receive awards of long-term incentive compensation from time to time in a form, and subject to such conditions, as determined by the Board and the Compensation Committee of the Board in its sole discretion.

•
Expense Reimbursement. Farmer Mac will reimburse actual reasonable and necessary business expenses incurred by Mr. Buzby in carrying out his duties, in each case in accordance with Farmer Mac’s policies as in effect from time-to-time and subject to Mr. Buzby’s compliance with the terms of such policies.

•
Benefits. Mr. Buzby will be eligible for all employee benefits regularly provided to senior executives of Farmer Mac and the following other (or upgraded) benefits: an annual medical examination; paid parking in the parking garage associated with Farmer Mac’s headquarters building; life insurance in an amount approximately equal to Mr. Buzby’s base salary; and disability benefits at least equal to statutory benefits in the District of Columbia. Mr. Buzby will also be entitled to five (5) weeks of paid vacation each year.

Termination, Severance Payments, and Restrictive Covenants.

•
Events of Termination. Mr. Buzby’s employment will terminate upon his death or disability and may be terminated at any time by Farmer Mac with or without “cause” (as defined in the Agreement), or by Mr. Buzby voluntarily or if Farmer Mac materially breaches, and fails to cure, its obligations under the Agreement.

•
Payment of Accrued Compensation. If Mr. Buzby’s employment is terminated (i) by Farmer Mac other than for “cause” (as defined in the Agreement), or (ii) by Mr. Buzby in connection with an uncured material breach by Farmer Mac, Farmer Mac will pay to Mr. Buzby all base salary, incentive compensation, expense and reimbursements, vacation pay, and similar amounts accrued and unpaid as of the date of termination. If Mr. Buzby is terminated for “cause” or if Mr. Buzby voluntarily resigns other than in connection with an uncured material breach by Farmer Mac, Farmer Mac shall pay such unpaid compensation as have accrued up to the date of termination, excluding incentive salary.

•
Payments Upon Death or Disability. Upon the termination of Mr. Buzby’s employment due to death or other incapacity or disability, Farmer Mac will, if Mr. Buzby (or his estate or heirs, as the case may be) executes and does not revoke a separation agreement, including a full release of claims in favor of Farmer Mac and its affiliates, in form and substance acceptable to Farmer Mac within thirty (30) days (or such longer period as required for a valid release under applicable law) following such termination, continue to pay Mr. Buzby (or his estate or heirs, as the case may be), for the shorter of (i) twelve (12) months, or (ii) the period ending when Mr. Buzby ceases to receive or be eligible for disability insurance payments, the difference between Mr. Buzby’s current base salary and the amount of disability insurance payments received by Mr. Buzby under insurance policies provided by Farmer Mac in accordance with the Agreement.

•
Severance Pay. If Farmer Mac terminates Mr. Buzby’s employment other than for “cause” (as defined in the Agreement), or Mr. Buzby terminates his employment in connection with an uncured material breach of the Agreement by Farmer Mac, subject to Mr. Buzby’s execution of a separation agreement, including a full release of claims in favor of Farmer Mac and its affiliates, in form and substance acceptable to Farmer Mac within thirty (30) days (or such longer period as required for a valid release under applicable law) following such termination and the non-revocation by Mr. Buzby of such release, Farmer Mac shall, to the extent permitted by law and regulation, pay Mr. Buzby the following severance benefits: (i) an aggregate lump sum amount in cash equal to the sum of (a) Mr. Buzby’s base salary and (b) his base salary multiplied by the incentive compensation target, which is initially 80%, and (ii) continuation of health care coverage pursuant to COBRA and other insurance and fringe benefits, at Farmer Mac’s expense, until the earlier of (a) the date that is one (1) year from the date of termination of his employment or (b) the date that he becomes eligible for medical insurance coverage through another employer.

•
Post-Termination Restrictive Covenants. In connection with any termination of Mr. Buzby for any reason, pursuant to the Agreement, he has agreed (A) not to compete with Farmer Mac, other than with Farmer Mac’s written permission, for a period of one (1) year, and (B) not to solicit any of Farmer Mac’s “members of management” (as defined in the Agreement) or employees for two (2) years following his termination for any reason.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of December 3, 2014, between the Federal Agricultural Mortgage Corporation and Timothy L. Buzby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Senior Vice President – General Counsel

Dated: December 8, 2014